UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2015

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33866	45-0357838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

644 East Beaton Drive
West Fargo, North Dakota 58078
(Address of Principal Executive Offices)(Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective July 8, 2015, the Board of Directors (the “Board”) of Titan Machinery Inc. (the “Company”) increased the size of the Board to nine and elected Jody Horner as a Director. Ms. Horner's term will commence on August 1, 2015 and will expire at the 2018 Annual Shareholders' Meeting. Ms. Horner was not appointed to serve on any committees at this time.

There are no arrangements or understandings between Ms. Horner and any other persons pursuant to which Ms. Horner was selected as a Director.  Ms. Horner does not have a direct or indirect material interest in any currently proposed transaction to which the Company was or is to be a participant in which the amount involved exceeds $120,000, nor has Ms. Horner had a direct or indirect material interest in any such transactions since the beginning of the Company’s last fiscal year.

Ms. Horner will be compensated for her service on the Board of Directors in accordance with the Company’s Non-Employee Director Compensation Plan, as referenced in Exhibit 10.33 to the Company’s 2015 10-K. In connection with her service, Ms. Horner will also enter into a director indemnification agreement with the Company, in the form as referenced in Exhibit 10.32 to the Company’s 2015 10-K.

Since February 2015, Ms. Horner has served as President of Midland University, a private liberal arts college located in Fremont, Nebraska. Prior to joining Midland University, Ms. Horner spent over 30 years at Cargill, Inc., serving in a variety of leadership roles. From 2008 to February 2015, Ms. Horner held dual roles, including President of Cargill Meat Solutions, one of Cargill’s largest sectors, comprised of six independent animal protein businesses, and President/Business Unit Leader of Cargill Case Ready, which produces value-added protein products for the world’s largest retailers and food service companies. At Cargill, Ms. Horner served on several corporate committees including the Global Business Conduct & Ethics Committee, a sub-group of the Audit Committee of the Board of Directors, and the Global Enterprise Process, Data and Technology Committee. Ms. Horner also served as Executive Sponsor for Cargill’s worldwide business with Walmart and Sysco. From 2006 to 2008, she served as President/Business Unit Leader of Cargill Salt. Prior to that, she served as Vice President, Corporate Global Diversity and Vice President, Human Resources, where she provided strategic human resources leadership to 40+ business units/functions with 50,000 employees. She had previously held a number of other roles of increasing responsibility. Ms. Horner joined Cargill in 1984 as Merchant/Merchandising Manager of Cargill Flour Milling. Ms. Horner earned a BA in Economics from St. Olaf College, Northfield, MN and an MBA from Carlson School of Management, University of Minnesota, Minneapolis, MN.

On July 9, 2015, the Company issued a press release announcing the appointment of Ms. Horner to the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

99.1	Press Release dated July 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Machinery Inc.

Date: July 9, 2015	By	/s/ David Meyer
	Name:	David Meyer
	Title:	Board Chair and Chief Executive Officer

EXHIBIT INDEX TO FORM 8-K

Exhibit Number	Description
99.1	Press Release dated July 9, 2015.